AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT

THIS AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT, effective October 1, 2009, by and among, VAN ECK WORLDWIDE INSURANCE TRUST, VAN ECK SECURITIES CORPORATION, VAN ECK ASSOCIATES CORPORATION, GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (“GWL&A”) and FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (“First GWL&A”) (collectively, the “Parties”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Parties entered into to a Participation Agreement dated October 11, 2007 (the “Agreement”) pertaining to segregated asset accounts established by GWL&A and First GWL&A (the “Accounts”); and

WHEREAS, the Parties desire and agree to amend the Agreement to include additional Accounts.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:

1.	Schedule A of the Agreement is hereby replaced in its entirety with Schedule A as attached and incorporated by reference to this Amendment.

2.	All other terms and provisions of the Agreement shall remain in full force and effect.

[Intentionally Left Blank]

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Schedule A

Designated Portfolios

Worldwide Hard Assets Fund – Initial Class, Worldwide Emerging Markets Fund – Initial Class, Worldwide Real Estate Fund – Initial Class, Worldwide Multi-Manager Alternatives Fund – Initial Class, and Worldwide Bond Fund – Initial Class, and any and all other portfolios of the Fund that are available and open to new investors on or after the effective date of this Agreement.

Separate Accounts

COLI VUL-1	COLI VUL-8
COLI VUL-2 (GWL&A)	COLI VUL-9
COLI VUL-2 (FGWL&A)	COLI VUL-10
COLI VUL-3	COLI VUL-11
COLI VUL-4 (GWL&A)	COLI VUL-12
COLI VUL-4 (GWL&A)	COLI VUL-13
COLI VUL-5	COLI VUL-14
COLI VUL-6	COLI VUL-15
COLI VUL-7

Varifund Variable Annuity Account Prestige

Variable Life Account

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AMENDMENT NO. 2 TO SERVICE AGREEMENT

THIS AMENDMENT NO. 2 TO SERVICE AGREEMENT, effective October 1, 2009, by and among VAN ECK SECURITIES CORPORATION, GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (“GWL&A”) and FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (“First GWL&A”) (collectively, the “Parties”) is made to a certain Service Agreement dated October 11, 2007, as amended, entered into by and among the Parties. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Parties desire and agree to amend the Agreement to include additional Accounts.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:

1.	Exhibit B of the Agreement is hereby replaced in its entirety with Exhibit B as attached and incorporated by reference to this Amendment.

2.	All other terms and provisions of the Agreement shall remain in full force and effect.

[Intentionally Left Blank]

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the 6 day of Nov, 2009.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By its authorized officer,

By:	/s/ Ron Laeyendecker
Name: Ron Laeyendecker
Title: Senior Vice President
Date: 10/06/09

FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By its authorized officer,

By:	/s/ Susan Gile
Name: Susan Gile
Title: Vice President
Date: 10/06/09

VAN ECK SECURITIES CORPORATION

By its authorized officer,

By:	/s/ Peter Moeller
Name: Peter Moeller
Title: SVP
Date:

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EXHIBIT B

NAME OF VARIABLE ACCOUNTS/CONTRACTS

Variable Annuity-1 Separate Account of GWL&A – Select

Variable Annuity-1 Separate Account of GWL&A – OneSource

Variable Annuity-1 Separate Account of First GWL&A – Select

Variable Annuity-1 Separate Account of First GWL&A – OneSource

Varifund Variable Annuity Account

Prestige Variable Life Account

COLI VUL-1	COLI VUL-8
COLI VUL-2 (GWL&A)	COLI VUL-9
COLI VUL-2 (FGWL&A)	COLI VUL-10
COLI VUL-3	COLI VUL-11
COLI VUL-4 (GWL&A)	COLI VUL-12
COLI VUL-4 (GWL&A)	COLI VUL-13
COLI VUL-5	COLI VUL-14
COLI VUL-6	COLI VUL-15
COLI VUL-7

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